EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan, of our report dated January 25, 2002, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama June 13, 2002